Exhibit 3.602

Form BCA-2.10
(Rev. Jan. 1991)
Secretary of State
Department of Business Services
Springfield. IL 62756
Telephone (217) 782-6961
Payment must be made by certified check, cashier’s check, Illinois attorney’s check, Illinois C.P.A’s check or money order, payable to “Secretary of State.”
ARTICLES OF INCORPORATION
FILED
JAN 21 1992
GEORGE H. RYAN
SECRETARY OF STATE

SUBMIT IN DUPLICATE!
This space for use by
Secretary of State
Date 1/21/92

Franchise Tax	$25.00
Filing Fee	$75.00

100.00
Approved: /s/ [ILLEGIBLE]
PAID
JAN 22 1992

1.	CORPORATE NAME: LandComp Corporation /s/ [ILLEGIBLE]

(The corporate name must contain the word “corporation”, “company,” “incorporated,” “limited” or an abbreviation thereof.)

2.	Initial Registered Agent:	Paul		DeGroot
		First Name	Middle Initial	Last name

	Initial Registered Office:	28 W 270 Flanders Lane
		Number	Street	Suite #

		Winfield	60190	DuPage
		City	Zip Code	County
44
3.	Purpose or purposes for which the corporation is organized:

(If not sufficient space to cover this point, add one or more sheets of this size.)
To engage in any lawful act or activity for which corporations may be organized under the Illinois Business Corporation Act.
21444231

21444232
4.	Paragraph 1: Authorized Shares, Issued Shares and Consideration Received:

	Par Value	Number of Shares	Number of Shares	Consideration to be
Class	per Share	Authorized	Proposed to be Issued	Received Therefor

Common	$NPV	100,000	10,000	$10,000.00

			TOTAL	$10,000.00
Paragraph 2: The preferences, qualifications, limitations, restrictions and special or relative rights in respect of the shares of each class are:

(If not sufficient space to cover this point, add one or more sheets of this size.)

5668-547-2	(over)	RECORDING DESK BOX 170

5. OPTIONAL:	(a)	Number of directors constituting the initial board of directors of the corporation: .

	(b)	Names and addresses of the persons who are to serve as directors until the first annual meeting of shareholders or until their successors are elected and qualify:

Name	Residential Address

6. OPTIONAL:	(a)	It is estimated that the value of all property to be owned by the corporation for the following year wherever located will be:	$
	(b)	It is estimated that the value of the property to be located within the State of Illinois during the following year will be:	$
	(c)	It is estimated that the gross amount of business that will be transacted by the corporation during the following year will be:	$
	(d)	It is estimated that the gross amount of business that will be transacted from places of business in the State of Illinois during the following year will be:	$

7. OPTIONAL:	OTHER PROVISIONS
Attach a separate sheet of this size for any other provision to be included in the Articles of Incorporation, e.g., authorizing preemptive rights, denying cumulative voting, regulating internal affairs, voting majority requirements, fixing a duration other than perpetual, etc.

8. NAME(S) & ADDRESS(ES) OF INCORPORATOR(S)
     The undersigned incorporator(s) hereby declare(s), under penalties of perjury, that the statements made in the foregoing Articles of Incorporation are true.
Dated  January 17, 1992.

	Signature and Name		Address
1.	/s/ Cary B. Edgar	1.	1505 Three First National Plaza

	Signature		Street

	Cary B. Edgar		Chicago,	Illinois	60602

	(Type or Print Name)		City/Town	State	Zip Code

2.		2.

	Signature		Street

	(Type or Print Name)		City/Town	State	Zip Code

3.		3.

	Signature		Street

	(Type or Print Name)		City/Town	State	Zip Code
(Signatures must be in ink on original document Carbon copy, photocopy or rubber stamp signatures may only be used on conformed copies.)
NOTE: If a corporation acts as incorporator, the name of the corporation and the state of incorporation shall be shown and the execution shall be by its President or Vice President and verified by him, and attested by its Secretary or Assistant Secretary.
FEE SCHEDULE
•	The initial franchise tax is assessed at the rate of 15/100 of 1 percent ($1.50 per $1,000) on the paid-in capital represented in this state, with a minimum of $25 and a maximum of $1,000,000.

21444231 21444232

•	The filing fee is $75.

•	The minimum total due (franchise tax + filing fee) is $100.

(Applies when the Consideration to be Received as set forth in Item 4 does not exceed $16,667)

•	The Department of Business Services in Springfield will provide assistance in calculating the total fees if necessary.

Illinois Secretary of State	Springfield, IL 62756	21444232
Department of Business Services	Telephone (217) 782-6961
C-162.1Z

RECORDING DESK BOX 170